Exhibit 10.52

CONFIDENTIAL

November 17, 2016

SUREPURE, INC.
405 Lexington Avenue, 25th Floor

New York, New York 10174

Attention: Stephen M. Robinson

Surepure, Inc.

Amendment No. 2 Fee Letter

Ladies and Gentlemen:

Reference hereby is made to (a) that certain Promissory Note in the original principal amount of US$330,000.00 issued on February 11, 2016, and as first amended on August 1, 2016 (the “Note”), made by Surepure, Inc., a Nevada corporation (the “Company”), on for the benefit of SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (the “Holder”), and (b) that certain Amendment No. 2 to the Note of even date herewith entered into by and between the Company and the Holder (the “Second Amendment”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Note. This letter agreement is the Amendment No. 2 Fee Letter referred to in the Second Amendment.

In consideration of the agreement of the Holder to amend the Note and extend the maturity date thereof pursuant to the Second Amendment, the Company hereby agrees (1) to pay to the Holder, (A) a structuring fee in the amount of US$90,000.00, which such fee is fully earned as of the date hereof and shall be due and payable in full on the date hereof (the “Structuring Fee”), and (B) a loan monitoring fee in the amount of US$45,000.00 which shall be due on the Maturity Date of the Note (the “Monitoring Fee” and, together with the Structuring Fee, the “Fees”); (2) that the Fees shall be paid in immediately available funds, except that the Structuring Fee may be paid at the option of the Company by the delivery of 1,058,824 shares of Common Stock, and shall not be subject to reduction by way of setoff or counterclaim and, once paid, shall not be refundable under any circumstances; and (3) that this Amendment No. 2 Fee Letter is an Other Agreement as defined in the Note.

This Amendment No. 2 Fee Letter may not be amended or waived except by an instrument in writing signed by the Holder. This Amendment No. 2 Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment No. 2 Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment No. 2 Fee Letter by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

This Amendment No. 2 Fee Letter is delivered to the Company on the understanding that neither this Amendment No. 2 Fee Letter nor any of its terms or substance shall be disclosed, directly or indirectly, without the prior written consent of the Holder, to any other person except (1) to the Company’s employees, officers, directors, accountants, agents, attorneys, financial advisors and other advisors with a need to know and who are directly involved in the consideration of this matter, or (2) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case the Company agrees, to the extent permitted by applicable law, to inform the Holder promptly thereof).

Please confirm that the foregoing is the mutual understanding of the Company and the Holder by signing and returning to the Holder an executed counterpart of this Amendment No. 2 Fee Letter.

Sincerely,

SBI INVESTMENTS LLC, 2014-1

By:	/s/ Peter Wisniewski

Name:	Peter Wisniewski

Title:	Manager

AGREED AND ACCEPTED

AS OF THE DATE FIRST WRITTEN ABOVE

SUREPURE, INC.

By:	/s/Stephen M. Robinson

Name:	Stephen M. Robinson
Title:	Chief Financial Officer